Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF ANTERO MIDSTREAM CORPORATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of Antero Midstream Corporation for the quarter ended September 30, 2024, I, Brendan E. Krueger, Chief Financial Officer, Vice President – Finance and Treasurer of Antero Midstream Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	This Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 fairly presents, in all material respects, the financial condition and results of operations of Antero Midstream Corporation for the periods presented therein.

Date: October 30, 2024

/s/ Brendan E. Krueger
Brendan E. Krueger
Chief Financial Officer, Vice President – Finance and Treasurer